EXHIBIT 99.18
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AT THE COMPANY    AT THE FINANCIAL RELATIONS BOARD
Karen Dickelman   Tony Ebersole     Laura Kuhlmann    Georganne Palffy
Director/Investor General Info.     Media Inquiries   Analyst Inquiries
Relations         312 640-6728      312 640-6727      312 640-6768
312 683-3671



FOR IMMEDIATE RELEASE
FRIDAY AUGUST 28, 1998




         BANYAN STRATEGIC REALTY TRUST'S BOARD OF TRUSTEES RE-ELECTS LEONARD G. LEVINE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
    AND APPOINTS HIM TO BOARD SEAT; THE TRUST'S OTHER OFFICERS RE-ELECTED


CHICAGO, AUGUST 28, 1998 - The Board of Trustees of Banyan Strategic Realty Trust (Nasdaq:BSRTS) announced today that they have re-elected Leonard G. Levine as President and Chief Executive Officer of the Trust, and have appointed Mr. Levine to a seat on the Board in recognition of his achievements and leadership in directing the Trust.

Among other issues, the Trustees also unanimously approved the re-election of the following officers:

            Neil D. Hansen          -     First Vice President

            Robert G. Higgins       -     Vice President, Secretary and
                                          General Counsel

            Joel L. Teglia          -     Vice President and Chief
                                          Financial Officer

            Jay E. Schmidt          -     Vice President - Investment

            Christopher J. Swieca   -     Assistant Secretary

Banyan Strategic Realty Trust is an equity Real Estate Investment Trust
(REIT) with a portfolio that includes primarily flex /industrial and suburban office buildings, as well as retail and residential properties. The properties are located in major metropolitan areas and mid-to-small second tier markets primarily in the Midwest and Southeast United States. The Trust currently has 13,348,076 shares of beneficial interest outstanding.



                See Banyan's website at http://banyanreit.com
                      for complete company information.



      For further information regarding Banyan free of charge via fax, dial 1-800-PRO-INFO and enter "BSRTS".